As filed with the Securities and Exchange Commission on January 17, 2017

Registration No. 333-41306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0716501
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8051 Congress Avenue

Boca Raton, Florida 33487

(561) 995-7670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas P. Hunt, Esq.

Executive Vice President, Chief Administrative Officer and General Counsel

8051 Congress Avenue

Boca Raton, Florida 33487

(561) 995-7670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 1 to the Registration on Form S-3 (333-41306) (the “Registration Statement”) which was previously filed with the Securities and Exchange Commission.

In accordance with an undertaking made by the registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on January 17, 2017.

SBA COMMUNICATIONS CORPORATION
By:

/s/ Jeffrey A. Stoops
Jeffrey A. Stoops Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven E. Bernstein Steven E. Bernstein	Chairman of the Board of Directors	January 17, 2017

/s/ Jeffrey A. Stoops Jeffrey A. Stoops	Chief Executive Officer and President (Principal Executive Officer)	January 17, 2017

/s/ Brendan T. Cavanagh Brendan T. Cavanagh	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	January 17, 2017

/s/ Brian D. Lazarus Brian D. Lazarus	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	January 17, 2017

/s/ Kevin L. Beebe Kevin L. Beebe	Director	January 17, 2017

/s/ Brian C. Carr Brian C. Carr	Director	January 17, 2017

/s/ Mary S. Chan Mary S. Chan	Director	January 17, 2017

/s/ Duncan H. Cocroft Duncan H. Cocroft	Director	January 17, 2017

/s/ George R. Krouse, Jr. George R. Krouse, Jr.	Director	January 17, 2017

/s/ Jack Langer Jack Langer	Director	January 17, 2017